EXHIBIT 99.1
NEWS RELEASE

Ducommun Incorporated Reports
First Quarter 2026 Results
New Record for Q1 Revenue, Strong Gross Margins and Net Income
COSTA MESA, CALIFORNIA (May 12, 2026) – Ducommun Incorporated (NYSE: DCO) (“Ducommun” or the “Company”) today reported results for its first quarter ended April 4, 2026.
First Quarter 2026 Recap
•Net Revenue was $209.0 million, an increase of 9% over Q1 2025*
•Gross margin of 26.9%, year-over-year growth of 70 bps
•Net income of $9.9 million (increase of 607% year-over-year) or $0.64 per diluted share, and 4.7% of revenue, up 400 bps year-over-year
•Non-GAAP adjusted net income of $11.7 million (increase of 232% year-over-year), or $0.75 per diluted share
•Adjusted EBITDA of $35.4 million (increase of 19% year-over-year), or 16.9% of revenue, up 150 bps year-over-year
“An excellent quarter and strong start to 2026 for Ducommun. Our team continued to make great progress towards our VISION 2027 goals with another record for revenue during the first quarter along with strong gross margin and Adjusted EBITDA margins. Net revenue grew a very healthy 9%, led by strength in commercial aerospace which we have been waiting for, along with gains in our defense business,” said Stephen G. Oswald, chairman, president and chief executive officer. “Significant growth in single-aisle demand for Airbus A220, A320, and Boeing 737 MAX along with commercial rotorcraft resulted in 18% year-over-year growth in our commercial aerospace business which was a very nice rebound. Ducommun’s defense business saw growth yet again with our missile franchise specifically the Patriot missile platform being a highlight along with good growth on fixed-wing aircraft platforms including the F35 and the F-15.
“The Company continues to make solid progress as well with its margin expansion journey started back in 2023 with gross margins expanding 70 bps year-over-year to 26.9%. Adjusted EBITDA exceeded $30 million for the fourth consecutive quarter, expanding 150 bps year-over-year from 15.4% to 16.9% and keeping us on a good pace to meet the VISION 2027 financial goal of 18% Adjusted EBITDA and with seven quarters remaining, we have high confidence.
“I also look at the Q1 results as a very healthy start to the fourth year of our VISION 2027 plan, especially in commercial aerospace. While we expect to see some destocking headwinds in the remaining quarters of 2026, the outlook is very promising, especially in 2027 and 2028. Ducommun’s strong missile franchise should also continue to gather momentum throughout the year as we are well positioned to benefit from the Department of War's long-term 7 year framework agreements for key missile programs with defense primes including RTX, our largest customer and Lockheed Martin.”

First Quarter Results
Net revenue for the first quarter of 2026 was $209.0 million compared to $192.5 million for the first quarter of 2025. The year-over-year increase was primarily due to the following in the Company's key end-use markets:
•$12.5 million higher revenue in the Company’s commercial aerospace end-use markets due to higher rates on large aircraft and rotary-wing aircraft platforms; and
•$5.4 million higher revenue in the Company’s military and space end-use markets due to higher rates on selected fixed-wing aircraft and missiles platforms, partially offset by lower rates on electronic warfare, ground vehicle weapons, and radar platforms.
In addition, revenue for the Company’s industrial end-use markets for the first quarter of 2026 decreased $1.4 million compared to the first quarter of 2025 mainly due to timing of orders.
Net income for the first quarter of 2026 was $9.9 million, or 4.7% of revenue, or $0.64 per diluted share, compared to net income of $1.4 million, or 0.7% revenue, or $0.09 per diluted share, for the first quarter of 2025. This reflects higher gross profit of $5.8 million and lower stock-based compensation expense of $4.3 million, partially offset by higher income tax expense of $1.5 million.
Gross profit for the first quarter of 2026 was $56.2 million, or 26.9% of revenue, compared to gross profit of $50.5 million, or 26.2% of revenue, for the first quarter of 2025. The increase in gross profit as a percentage of net revenue year-over-year was primarily due to lower other manufacturing costs, favorable product mix, and higher manufacturing volume.
Operating income for the first quarter of 2026 was $15.7 million, or 7.5% of revenue, compared to operating income of $5.0 million, or 2.6% of revenue, in the comparable period last year. The year-over-year increase of $10.7 million was primarily due to higher gross profit and lower selling, general and administrative expenses. Non-GAAP adjusted operating income for the first quarter of 2026 was $18.0 million, or 8.6% of revenue, compared to $7.6 million, or 4.0% of revenue, in the comparable period last year.
Adjusted EBITDA for the first quarter of 2026 was $35.4 million, or 16.9% of revenue, compared to $29.7 million, or 15.4% of revenue, for the comparable period in 2025.
Interest expense for the first quarter of 2026 was $4.0 million compared to $3.3 million in the comparable period of 2025. The year-over-year increase was primarily due to a higher debt balance, partially offset by lower interest rates.
During the first quarter of 2026, the net cash provided by operations was $11.2 million compared to $0.8 million during the first quarter of 2025. The higher net cash provided by operations during the first quarter of 2026 was primarily due to higher net income and higher contract liabilities, partially offset by lower accrued and other liabilities.
* As restated in the Company's Form 10-K/A filed with the Securities and Exchange Commission on May 8, 2026.
Business Segment Information
Electronic Systems
Electronic Systems segment net revenue for the quarter ended April 4, 2026 was $117.6 million, compared to $109.1 million for the first quarter of 2025. The year-over-year increase was primarily due to the following in the Company's key end-use markets:
•$5.3 million higher revenue within the Company’s military and space end-use markets due to higher rates on selected fixed-wing aircraft and missile platforms, partially offset by lower rates on electronic warfare and radar platforms; and
•$4.6 million higher revenue in the Company’s commercial aerospace end-use markets due to higher rates on other commercial aerospace and large aircraft platforms.
In addition, revenue for the Company’s industrial end-use markets for the first quarter of 2026 decreased $1.4 million compared to the first quarter of 2025 mainly due timing of orders.
Electronic Systems segment operating income for the quarter ended April 4, 2026 was $22.9 million, or 19.5% of revenue, compared to $17.5 million, or 16.0% of revenue, for the comparable quarter in 2025. The year-over-year increase of $5.5 million was primarily due to favorable product mix, higher manufacturing volume, and lower other manufacturing costs. Non-GAAP adjusted operating income for the first quarter of 2026 was $23.3 million, or 19.8% of revenue, compared to $17.9 million, or 16.4% of revenue, in the comparable period last year.

Structural Systems
Structural Systems segment net revenue for the quarter ended April 4, 2026 was $91.4 million, compared to $83.4 million for the first quarter of 2025. The year-over-year increase was primarily due to the following:
•$7.9 million higher revenue within the Company’s commercial aerospace end-use markets due to higher rates on large aircraft and rotary-wing aircraft platforms; and
•$0.1 million higher revenue within the Company’s military and space end-use markets due to higher rates on selected missile platforms, partially offset by lower rates on selected rotary-wing aircraft platforms.
Structural Systems segment operating income for the quarter ended April 4, 2026 was $10.4 million, or 11.4% of revenue, compared to $9.9 million, or 11.9% of revenue, for the comparable quarter in 2025. The year-over-year increase of $0.5 million was primarily due to lower other manufacturing costs, partially offset by unfavorable product mix. Non-GAAP adjusted operating income for the first quarter of 2026 was $12.3 million, or 13.4% of revenue, compared to $12.1 million, or 14.5% of revenue, in the comparable period last year.
Corporate General and Administrative (“CG&A”) Expenses
CG&A expenses for the first quarter of 2026 were $17.6 million, or 8.4% of total Company revenue, compared to $22.4 million, or 11.6% of total Company revenue, for the comparable quarter in the prior year. The year-over-year decrease in CG&A expenses was primarily due to lower stock-based compensation expense of $4.2 million.
Conference Call
A teleconference hosted by Stephen G. Oswald, the Company’s chairman, president and chief executive officer, and Suman B. Mookerji, the Company’s senior vice president, chief financial officer will be held today, May 12, 2026 at 10:00 a.m. PT (1:00 p.m. ET) to review these financial results. To access the conference call, please pre-register using the following registration link:
https://register-conf.media-server.com/register/BIbeade6204d8e441398e3b1d1ede413a8
Registrants will receive a confirmation with dial-in details. Mr. Oswald and Mr. Mookerji will be speaking on behalf of the Company and anticipate the call (including Q&A) to last approximately 45 minutes. A live webcast of the event can be accessed using the link above. A replay of the webcast will be available on the Ducommun website at Ducommun.com.
Additional information regarding Ducommun's results can be found in the Q1 2026 Earnings Presentation available at Ducommun.com.
About Ducommun Incorporated
Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit Ducommun.com.
Forward Looking Statements
This press release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, expectations relating to the Company's VISION 2027 Strategy and its progress towards the financial goals stated therein, potential destocking headwinds related to the Company's commercial aerospace business and outlook for the remaining quarters of 2026 and through 2028, and expectations related to the U.S. Department of War's long-term framework agreements for key missile programs with defense primes. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “continue” and similar expressions in this press release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: the cyclicality of our end-use markets, the level of U.S. government defense spending, our customers may experience changes in production rates or delays in the launch and certification of new products, timing of orders from our customers which are subject to cancellation, modification or rescheduling, our ability to obtain additional financing and service existing debt to fund capital expenditures and meet our working capital needs, legal and regulatory risks, including pending litigation matters generally and as well as any potential losses arising from third party subrogation claims related to the Guaymas performance center fire that may become material, the cost of expansion, consolidation and acquisitions, competition, economic and geopolitical developments – including supply chain issues, our ability to successfully implement restructuring, realignment and cost reduction activities that could adversely impact our ability to achieve our strategic objectives, international trade restrictions and our ability to obtain necessary U.S. government approvals for proposed sales to certain foreign customers, the impact of tariffs and elevated interest rates, risks associated with a prolonged partial or total U.S. federal government shutdown, the ability to attract and retain key personnel and avoid labor disruptions, the ability to adequately protect and enforce intellectual property rights, pandemics, disasters – natural or otherwise, and risk of cybersecurity attacks, and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release, May 12, 2026, or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov).
Note Regarding Non-GAAP Financial Information
This release contains non-GAAP financial measures, including Adjusted EBITDA (which excludes interest expense, income tax expense, depreciation, amortization, stock-based compensation expense, and restructuring charges), including as a percentage of revenue, non-GAAP operating income, including as a percentage of net revenues, non-GAAP net income, and non-GAAP earnings per share. In addition, certain other prior period amounts have been reclassified to conform to current year’s presentation.
The Company believes the presentation of these non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company discloses different non-GAAP financial measures in order to provide greater transparency and to help the Company’s investors to more meaningfully evaluate and compare Ducommun’s results to its previously reported results. The non-GAAP financial measures that the Company uses may not be comparable to similarly titled financial measures used by other companies.

CONTACT:

Suman Mookerji, Senior Vice President, Chief Financial Officer, 657.335.3665
[Financial Tables Follow]

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	April 4, 2026	December 31, 2025
Assets
Current Assets
Cash and cash equivalents	$39,103	$45,289
Accounts receivable, net	137,027	124,442
Contract assets	249,229	249,845
Inventories	186,269	182,788
Production cost of contracts	5,914	7,178
Other current assets	16,314	16,442
Total Current Assets	633,856	625,984
Property and Equipment, Net	105,755	107,223
Operating Lease Right-of-Use Assets	37,888	40,077
Goodwill	244,600	244,600
Intangibles, Net	128,656	132,839
Deferred income taxes	14,180	15,500
Other Assets	20,398	20,192
Total Assets	$1,185,333	$1,186,415
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$79,961	$74,653
Contract liabilities	52,473	40,694
Accrued and other liabilities	28,112	51,071
Operating lease liabilities	7,005	7,817
Current portion of long-term debt	5,000	5,000
Total Current Liabilities	172,551	179,235
Long-Term Debt, Less Current Portion	297,608	298,790
Non-Current Operating Lease Liabilities	33,091	34,223
Other Long-Term Liabilities	12,287	12,686
Total Liabilities	515,537	524,934
Commitments and Contingencies
Shareholders’ Equity
Common Stock	151	149
Additional Paid-In Capital	246,378	248,482
Retained Earnings	416,220	406,304
Accumulated Other Comprehensive Income	7,047	6,546
Total Shareholders’ Equity	669,796	661,481
Total Liabilities and Shareholders’ Equity	$1,185,333	$1,186,415

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended
	April 4, 2026	March 29, 2025
Net Revenues	$209,022	$192,481
Cost of Sales	152,789	142,030
Gross Profit	56,233	50,451
Selling, General and Administrative Expenses	40,513	45,050
Restructuring Charges	—	426
Operating Income	15,720	4,975
Interest Expense	(4,010)	(3,263)
Income Before Taxes	11,710	1,712
Income Tax Expense	1,794	310
Net Income	$9,916	$1,402
Earnings Per Share
Basic earnings per share	$0.66	$0.09
Diluted earnings per share	$0.64	$0.09
Weighted-Average Number of Common Shares Outstanding
Basic	15,044	14,856
Diluted	15,599	15,177

Gross Profit %	26.9%	26.2%
SG&A %	19.4%	23.4%
Operating Income %	7.5%	2.6%
Net Income %	4.7%	0.7%
Effective Tax Rate	15.3%	18.1%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	April 4, 2026	March 29, 2025
GAAP net income	$9,916	$1,402
Non-GAAP Adjustments:
Interest expense	4,010	3,263
Income tax expense	1,794	310
Depreciation	3,943	4,277
Amortization	4,295	4,307
Stock-based compensation expense (1)	11,419	15,734
Restructuring charges	—	426
Adjusted EBITDA	$35,377	$29,719
Net income as a % of net revenues	4.7%	0.7%
Adjusted EBITDA as a % of net revenues	16.9%	15.4%
(1) The three months ended April 4, 2026 and March 29, 2025 included $0.3 million and $0.6 million, respectively, of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash. The three months ended April 4, 2026 and March 29, 2025 included $0.1 million and less than $0.1 million, respectively, of stock-based compensation expense recorded as cost of sales.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
BUSINESS SEGMENT PERFORMANCE
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	% Change	April 4, 2026	March 29, 2025	% of Net Revenues 2026	% of Net Revenues 2025
Net Revenues
Electronic Systems	7.8%	$117,590	$109,065	56.3%	56.7%
Structural Systems	9.6%	91,432	83,416	43.7%	43.3%
Total Net Revenues	8.6%	$209,022	$192,481	100.0%	100.0%
Segment Operating Income
Electronic Systems		$22,924	$17,450	19.5%	16.0%
Structural Systems		10,438	9,919	11.4%	11.9%
		33,362	27,369
Corporate General and Administrative Expenses (1)		(17,642)	(22,394)	(8.4)%	(11.6)%
Total Operating Income		$15,720	$4,975	7.5%	2.6%
Adjusted EBITDA
Electronic Systems
Operating Income		$22,924	$17,450
Depreciation and Amortization		3,584	3,566
Stock-Based Compensation Expense (2)		102	77
Restructuring Charges		—	90
		26,610	21,183	22.6%	19.4%
Structural Systems
Operating Income		10,438	9,919
Depreciation and Amortization		4,559	4,916
Stock-Based Compensation Expense (3)		82	179
Restructuring Charges		—	336
		15,079	15,350	16.5%	18.4%
Corporate General and Administrative Expenses (1)
Operating loss		(17,642)	(22,394)
Depreciation and Amortization		95	102
Stock-Based Compensation Expense (4)		11,235	15,478
		(6,312)	(6,814)
Adjusted EBITDA		$35,377	$29,719	16.9%	15.4%
Capital Expenditures
Electronic Systems		$886	$2,265
Structural Systems		1,475	2,114
Corporate Administration		219	13
Total Capital Expenditures		$2,580	$4,392
(1)Includes costs not allocated to either the Electronic Systems or Structural Systems operating segments.
(2)The three months ended April 4, 2026 and March 29, 2025 each included less than $0.1 million of stock-based compensation expense recorded as cost of sales.
(3)The three months ended April 4, 2026 and March 29, 2025 included less than $0.1 million and $0.2 million, respectively, of stock-based compensation expense recorded as cost of sales.
(4)The three months ended April 4, 2026 and March 29, 2025 included $0.3 million and $0.6 million, respectively, of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP OPERATING INCOME RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended
GAAP To Non-GAAP Operating Income	April 4, 2026	March 29, 2025	% of Net Revenues 2026	% of Net Revenues 2025
GAAP operating income	$15,720	$4,975

GAAP operating income - Electronic Systems	$22,924	$17,450
Adjustments to GAAP operating income - Electronic Systems:
Restructuring charges	—	90
Amortization of acquisition-related intangible assets	373	373
Total adjustments to GAAP operating income - Electronic Systems	373	463
Non-GAAP adjusted operating income - Electronic Systems	23,297	17,913	19.8%	16.4%

GAAP operating income - Structural Systems	10,438	9,919
Adjustments to GAAP operating income - Structural Systems:
Restructuring charges	—	336
Amortization of acquisition-related intangible assets	1,859	1,859
Total adjustments to GAAP operating income - Structural Systems	1,859	2,195
Non-GAAP adjusted operating income - Structural Systems	12,297	12,114	13.4%	14.5%

GAAP operating loss - Corporate	(17,642)	(22,394)
Adjustments to GAAP Operating Income - Corporate
Total adjustments to GAAP Operating Income - Corporate	—	—
Non-GAAP adjusted operating loss - Corporate	(17,642)	(22,394)
Total non-GAAP adjustments to GAAP operating income	2,232	2,658
Non-GAAP adjusted operating income	$17,952	$7,633	8.6%	4.0%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP NET INCOME AND EARNINGS PER SHARE RECONCILIATION
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended
GAAP To Non-GAAP Net Income	April 4, 2026	March 29, 2025
GAAP net income	$9,916	$1,402
Adjustments to GAAP net income:
Restructuring charges	—	426
Amortization of acquisition-related intangible assets	2,232	2,232
Total adjustments to GAAP net income before provision for income taxes	2,232	2,658
Income tax effect on non-GAAP adjustments (1)	(446)	(532)
Non-GAAP adjusted net income	$11,702	$3,528

	Three Months Ended
GAAP Earnings Per Share To Non-GAAP Earnings Per Share	April 4, 2026	March 29, 2025
GAAP diluted (loss) earnings per share (“EPS”)	$0.64	$0.09
Adjustments to GAAP diluted EPS:
Restructuring charges	—	0.03
Amortization of acquisition-related intangible assets	0.14	0.15
Total adjustments to GAAP diluted EPS before provision for income taxes	0.14	0.18
Income tax effect on non-GAAP adjustments (1)	(0.03)	(0.04)
Non-GAAP adjusted diluted EPS	$0.75	$0.23

GAAP weighted-average shares - basic	15,044	14,856
GAAP weighted-average shares - diluted	15,599	15,177
(1) Effective tax rate of 20.0% used for both 2026 and 2025 adjustments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
REMAINING PERFORMANCE OBLIGATIONS BY REPORTING SEGMENT
(Unaudited)
(Dollars in thousands)

	April 4, 2026	December 31, 2025
Consolidated Ducommun
Military and space	$678,812	$692,719
Commercial aerospace	381,912	402,174
Industrial	13,006	11,147
Total	$1,073,730	$1,106,040
Electronic Systems
Military and space	$496,316	$492,244
Commercial aerospace	56,542	49,535
Industrial	13,006	11,147
Total	$565,864	$552,926
Structural Systems
Military and space	$182,496	$200,475
Commercial aerospace	325,370	352,639
Total	$507,866	$553,114
Under generally accepted accounting principles in the United States Accounting Standards Codification 606, the Company defines performance obligations as customer placed purchase orders (“PO”) with firm fixed price and firm delivery dates. The unrecognized revenue on POs are the remaining performance obligations.